Investor Relations Contact:
Michael Picariello, Commvault
732-728-5380
ir@commvault.com

Media Relations Contact:
Leo Tignini, Commvault
732-728-5378
ltignini@commvault.com

Commvault Announces Fiscal 2017 First Quarter Financial Results
--Overachieves on revenue and non-GAAP earnings expectations--
--Positioned the highest on execution and furthest on vision as a Leader in
Gartner's 2016 Magic Quadrant for Data Center Backup and Recovery Software--

First Quarter Highlights Include:

First quarter
GAAP Results:
Revenues	$152.4 million
Loss from Operations (EBIT)	$(2.5) million
EBIT Margin	(1.7)%
Diluted Loss Per Share	$(0.05)

Non-GAAP Results:
Income from Operations (EBIT)	$15.0 million
EBIT Margin	9.8%
Diluted Earnings Per Share	$0.21

Tinton Falls, N.J. – July 26, 2016 – Commvault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2016.

N. Robert Hammer, Commvault's Chairman, President and CEO stated, “We began fiscal year 2017 with a solid first quarter, highlighted by year-over-year software revenue growth of 13% and significant year-over-year improvement in operating performance. We are also pleased that Gartner has positioned Commvault as a Leader in the Magic Quadrant for Data Center Backup and Recovery for a sixth consecutive year. We believe placement in the new Magic Quadrant validates our strategy to help companies manage and protect their data, and to flexibly adopt new technologies, in particular the cloud. The move to the cloud continues to be a major factor contributing to our continued business momentum as our software solutions help customers solve critical challenges as they migrate to the cloud or deploy big data storage infrastructures. We expect that these factors, combined with continued successful market adoption of software solutions based on the new Commvault Data Platform and associated services, will drive our fiscal 2017 revenue growth objectives.”

Total revenues for the first quarter of fiscal 2017 were $152.4 million, an increase of 10% year-over-year, and 11% on a year-over-year constant currency basis. Software revenue was $63.9 million, an increase of 13% year-over-year, and up 15% on a year-over-year constant currency basis. Services revenue in the quarter was $88.5 million, an increase of 7% year-over-year, and 8% on a year-over-year constant currency basis.

On a GAAP basis, loss from operations (EBIT) was $2.5 million for the first quarter compared to a loss of $6.3 million in the prior year. Non-GAAP EBIT increased 62% to $15.0 million in the quarter compared to $9.3 million in the prior year.

For the first quarter of fiscal 2017, Commvault reported a GAAP net loss of $2.0 million, or a $0.05 loss per diluted share. Non-GAAP net income for the quarter was $9.5 million, or $0.21 per diluted share, versus $0.12 per diluted share in the first quarter of fiscal 2016.

Operating cash flow totaled $24.0 million for the first quarter of fiscal 2017. Total cash and short-term investments were $410.2 million as of June 30, 2016 compared to $387.2 million as of March 31, 2016. During the quarter, there were no borrowings against the revolving credit facility or repurchases of Commvault's shares. As of July 26, 2016, there is $93.1 million available under the share repurchase program that currently expires on March 31, 2017.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

▪
On June 14, 2016, Commvault announced it was positioned by Gartner, Inc. in the Leaders quadrant of the recently released Magic Quadrant for Data Center Backup and Recovery Software. Gartner positioned Commvault highest on execution and furthest on completeness of vision, marking Commvault’s sixth consecutive year as a leader in Gartner’s market evaluation for backup and recovery. [1]

▪
On June 22, 2016, Commvault introduced an early adopter program for two new Endpoint Data Protection and Email Archive Software as Service (SaaS) offerings to address the on-going market shift for Cloud-based solutions. Customers participating in the early adopter program can use the fully-managed cloud service to automatically and securely backup data on employee laptops and desktops and archive email, reducing the risk of data loss from breaches and lost or stolen endpoint devices. In addition to protecting against data loss, the SaaS offerings enable enterprise-wide compliance and eDiscovery of data on endpoints and in email.

▪
On June 2, 2016, Commvault announced that MEDITECH, a leading provider of electronic health records (EHRs), certified Commvault’s data protection and recovery solution for its EHR system with Hewlett Packard Enterprise (HPE) 3PAR Storage Arrays. With this certification, healthcare providers will have access to a fully integrated and modernized data management solution that can backup, archive and recover MEDITECH applications, as well as clinical, business and other applications and data, both on premise and in the cloud via MEDITECH’s network of solution integrators and hosting service providers.

▪
On April 19, 2016, Commvault announced support for Amazon Web Services (AWS) Snoball, a secure petabyte-scale transport solution to help companies migrate large amounts of data into and out of the AWS Cloud. Commvault’s strategic relationship with AWS helps customers move to the cloud faster, more efficiently, and more securely than a traditional Internet connection. The announcement underscores Commvault’s leadership in providing customers with new options to leverage the cloud for disaster recovery, development/test, and other workloads while keeping their data protected and accessible at all times.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Finally, Commvault has provided software, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short and long term plans, Commvault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of Commvault’s control and the variety of awards that companies can issue, Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation, the additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. Commvault has also excluded its share of earnings from its equity method investment. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 37% in fiscal 2017 and fiscal 2016.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. On an annual basis, the GAAP tax rate was 37% for fiscal 2014 and 34% for fiscal 2015. The GAAP tax rates for fiscal 2016 and the first quarter of fiscal 2017 are not meaningful percentages due to the dollar amount of GAAP pre-tax income. From a cash tax perspective, the cash tax rate is estimated to be 18% for fiscal 2014 and 26% for fiscal 2015. For the same reason as the GAAP tax rates, the estimated cash tax rates for fiscal 2016 and the first quarter of fiscal 2017 are not meaningful percentages. Estimated cash taxes to be paid for both fiscal 2016 and 2017 are expected to be less than $5 million. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over the next few years, Commvault believes its GAAP and cash tax rates will align.

Commvault measured itself to non-GAAP tax rates of 37% in fiscal 2016 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2017. Commvault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, July 26, 2016, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 844-742-4247 (domestic) or 661-378-9470 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

[1] Gartner, Magic Quadrant for Data Center Backup and Recovery Software, Dave Russell, Pushan Rinnen, Robert Rhame, June 2016

About the Magic Quadrant

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Commvault

Commvault is a leading provider of data protection and information management solutions, helping companies worldwide activate their data to drive more value and business insight and to transform modern data environments. With solutions and services delivered directly and through a worldwide network of partners and service providers, Commvault solutions comprise one of the industry’s leading portfolios in data protection and recovery, cloud, virtualization, archive, file sync and share. Commvault has earned accolades from customers and third party influencers for its technology vision, innovation, and execution as an independent and trusted expert. Without the distraction of a hardware business or other business agenda, Commvault’s sole focus on data management has led to adoption by companies of all sizes, in all industries, and for solutions deployed on premise, across mobile platforms, to and from the cloud, and provided as-a-service. Commvault employs more than 2,000 highly skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault — and how it can help make your data work for you — visit commvault.com.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2016 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Solving Forward, SIM, Singular Information Management, OnePass, Commvault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, ROMS, Commvault Edge, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2016	2015
Revenues:
Software	$63,937	$56,493
Services	88,476	82,630
Total revenues	152,413	139,123
Cost of revenues:
Software	761	537
Services	20,234	20,010
Total cost of revenues	20,995	20,547
Gross margin	131,418	118,576
Operating expenses:
Sales and marketing	92,690	85,782
Research and development	19,228	16,778
General and administrative	19,938	19,809
Depreciation and amortization	2,110	2,462
Total operating expenses	133,966	124,831
Loss from operations	(2,548)	(6,255)
Interest expense	(246)	(224)
Interest income	255	181
Equity in loss of affiliate	(86)	—
Loss before income taxes	(2,625)	(6,298)
Income tax benefit	(581)	(4,998)
Net loss	$(2,044)	$(1,300)
Net loss per common share:
Basic	$(0.05)	$(0.03)
Diluted	$(0.05)	$(0.03)
Weighted average common shares outstanding:
Basic	44,244	45,285
Diluted	44,244	45,285

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$302,247	$288,107
Short-term investments	107,933	99,072
Trade accounts receivable, net	100,686	113,429
Prepaid expenses and other current assets	19,803	16,769
Total current assets	530,669	517,377

Deferred tax assets, net	54,432	49,976
Property and equipment, net	134,423	135,904
Equity method investment	4,493	4,579
Other assets	6,288	6,737
Total assets	$730,305	$714,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$164	$309
Accrued liabilities	66,574	69,678
Deferred software revenue	3,007	1,578
Deferred services revenue	190,796	193,399
Total current liabilities	260,541	264,964

Deferred revenue, less current portion	54,111	49,889
Other liabilities	4,093	3,452

Total stockholders’ equity	411,560	396,268
Total liabilities and stockholders’ equity	$730,305	$714,573

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(2,044)	$(1,300)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,502	2,857
Noncash stock-based compensation	17,340	15,221
Excess tax benefits from stock-based compensation	(292)	(1,785)
Deferred income taxes	(3,974)	(1,446)
Equity in loss of affiliate	86	—
Changes in operating assets and liabilities:
Trade accounts receivable	12,404	25,762
Prepaid expenses and other current assets	(3,596)	(2,765)
Other assets	924	(870)
Accounts payable	(145)	(518)
Accrued liabilities	(3,553)	(13,048)
Deferred revenue	4,217	(250)
Other liabilities	178	39
Net cash provided by operating activities	24,047	21,897
Cash flows from investing activities
Purchase of short-term investments	(33,299)	(24,438)
Proceeds from maturity of short-term investments	24,438	13,490
Purchases for corporate campus headquarters	—	(2,111)
Purchase of property and equipment	(1,033)	(1,678)
Net cash used in investing activities	(9,894)	(14,737)
Cash flows from financing activities
Proceeds from stock-based compensation plans	1,550	1,714
Excess tax benefits from stock-based compensation	292	1,785
Net cash provided by financing activities	1,842	3,499
Effects of exchange rate — changes in cash	(1,855)	2,137
Net increase in cash and cash equivalents	14,140	12,796
Cash and cash equivalents at beginning of period	288,107	337,673
Cash and cash equivalents at end of period	$302,247	$350,469

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2016	2015
Non-GAAP financial measures and reconciliation:
GAAP loss from operations	$(2,548)	$(6,255)
Noncash stock-based compensation (1)	17,340	15,221
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	216	319
Non-GAAP income from operations	$15,008	$9,285

GAAP net loss	$(2,044)	$(1,300)
Noncash stock-based compensation (1)	17,340	15,221
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	216	319
Equity in loss of affiliate (3)	86	-
Non-GAAP provision for income taxes adjustment (4)	(6,137)	(8,418)
Non-GAAP net income	$9,461	$5,822

Diluted weighted average shares outstanding (5)	45,963	46,880
Non-GAAP diluted net income per share	$0.21	$0.12

Three Months Ended June 30, 2016
Year-over-year
Non-GAAP software revenue reconciliation
GAAP software revenue	$63,937
Adjustment for currency impact	938
Non-GAAP software revenue on a constant currency basis (6)	$64,875

Three Months Ended June 30, 2016
Year-over-year
Non-GAAP services revenue reconciliation
GAAP services revenue	$88,476
Adjustment for currency impact	936
Non-GAAP services revenue on a constant currency basis (6)	$89,412

Three Months Ended June 30, 2016
Year-over-year
Non-GAAP total revenue reconciliation
GAAP total revenues	$152,413
Adjustment for currency impact	1,874
Non-GAAP total revenues on a constant currency basis (6)	$154,287

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended June 30,
	2016	2015
Cost of services revenue	$871	$669
Sales and marketing	7,671	6,600
Research and development	1,678	1,544
General and administrative	7,120	6,408
Stock-based compensation expense	$17,340	$15,221

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	Represents Commvault's share of loss from its investment in Laitek, Inc.

(4)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2017 and fiscal 2016.

(5)
For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in the three months ended June 30, 2016 and 2015 because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(6)
Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of fiscal 2017. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.